UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  June 20, 2020
 (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.03. Bankruptcy or Receivership.

As previously disclosed, on January 29, 2019, PG&E Corporation (the “Corporation”) and its subsidiary, Pacific Gas and Electric Company (the “Utility,” and together with the Corporation, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: PG&E Corporation and Pacific Gas and Electric Company, Case No. 19-30088 (DM) (the “Chapter 11 Cases”).

Confirmation of the Plan
On June 19, 2020, the Debtors, certain funds and accounts managed or advised by Abrams Capital Management, L.P., and certain funds and accounts managed or advised by Knighthead Capital Management, LLC filed the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization Dated June 19, 2020 [Docket No. 8048] with the Bankruptcy Court (as may be amended, modified, or supplemented, together with all exhibits and schedules thereto, the “Plan”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Plan. The Plan incorporates by reference certain documents filed with the Bankruptcy Court as part of the “Plan Supplement,” as the same has been amended from time to time prior to confirmation of the Plan and may be further amended prior to the effective date of the Plan (the “Effective Date”).

On June 20, 2020, the Bankruptcy Court entered an order [Docket No. 8053] (the “Confirmation Order”) confirming the Plan, which incorporates the Bankruptcy Court’s prior order approving the Plan funding transactions and documents [Docket No. 7909]. A copy of the Confirmation Order, with a copy of the Plan, as confirmed, attached thereto, is filed as Exhibit 2.1 hereto and is incorporated herein by reference. Any description or summary of the terms of the Plan herein are qualified in their entirety by Exhibit 2.1 hereto.

The Effective Date is subject to the satisfaction of the following conditions precedent, each of which is set forth in the Plan: (i) the Confirmation Order shall be in full force and effect, and no stay thereof shall be in effect; (ii) the Subrogation Claims RSA, the Tort Claimants RSA, and the Noteholder RSA shall all be in full force and effect; (iii) the adversary proceeding commenced by the Tort Claimants Committee against the Ad Hoc Group of Subrogation Claim Holders (Complaint for Declaratory Judgment Subordinating and Disallowing Claims and For an Accounting, Official Comm. of Tort Claimants v. Ad Hoc Grp. of Subrogation Claim Holders, Adv. Pro. No. 19-3053 (N.D. Cal. Nov. 8, 2019), ECF. No. 1) shall have been dismissed with prejudice; (iv) the Tax Benefits Payment Agreement shall have been fully executed, shall be in full force and effect, and shall have received any necessary approvals; (v) the Debtors shall have implemented all transactions contemplated by the Plan; (vi) all documents and agreements necessary to consummate the Plan shall have been effected or executed; (vii) the Bankruptcy Court approval for the Debtors to participate in and fund the Go-Forward Wildfire Fund shall be in full force and effect; (viii) the Debtors shall have obtained the Plan Funding; (ix) the Debtors shall have received all authorizations, consents, legal and regulatory approvals, rulings, letters, no-action letters, opinions, or documents that are necessary to implement and consummate the Plan and the Plan Funding and that are required by law, regulation, or order; (x) the CPUC Approval shall be in full force and effect; (xi) the Subrogation Wildfire Trust shall have been established and the Subrogation Wildfire Trustee shall have been appointed; (xii) the Fire Victim Trust shall have been established and the Fire Victim Trustee shall have been appointed; and (xiii) the Plan shall not have been materially amended, altered or modified from the Plan as confirmed by the Confirmation Order, unless such material amendment, alteration or modification has been made in accordance with Section 12.6 (Plan Modifications and Amendments) of the Plan.

Although the Debtors are targeting occurrence of the Effective Date as soon as reasonably practicable, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective.

Restructuring Transactions
The following is a summary of certain provisions of the Plan as it relates to the Corporation and the Utility and is not intended to be a complete description of the Plan.

The Plan provides for certain transactions and the satisfaction and treatment of certain claims against the Debtors, each in accordance with the terms of the Plan, including the following transactions on or around the Effective Date:

●
The Corporation and the Utility will fund a trust (the “Fire Victim Trust”) for the benefit of all holders of Fire Victim Claims, whose claims will be channeled to the Fire Victim Trust on the Effective Date with no recourse to the Debtors or the Reorganized Debtors. In full satisfaction, release, and discharge of all Fire Victim Claims, the Fire Victim Trust will be funded with $6.75 billion in cash (including $1.35 billion on a deferred basis), common stock of the Reorganized Corporation representing 22.19% of the outstanding common stock of the Reorganized Corporation as of the Effective Date (subject to potential adjustments), plus the assignment of certain rights and causes of action;

●
The Corporation and the Utility will fund a trust (the “Subrogation Wildfire Trust”) for the benefit of insurance subrogation claimants, whose claims will be channeled to the Subrogation Wildfire Trust on the Effective Date with no recourse to the Debtors or the Reorganized Debtors. In full satisfaction, release and discharge of such claims, the Subrogation Wildfire Trust will be funded in the amount of $11.0 billion in cash;

●
The Corporation and the Utility will pay $1.0 billion in cash to certain local public entities (the “Settling Public Entities”) that entered into plan support agreements with the Corporation and the Utility and establish a segregated fund in the amount of $10 million to be used to reimburse the Settling Public Entities for any and all legal fees and costs associated with the defense or resolution of any third party claims against the Settling Public Entities in full satisfaction, release and discharge of such Settling Public Entities’ wildfire related claims;

●
The Utility Short-Term Senior Notes, the Utility Impaired Senior Notes and the Utility Funded Debt (except for $100 million of pollution control bonds (Series 2008F and 2010E), which are to be repaid in cash) will be refinanced and the Utility Reinstated Senior Notes will be reinstated and collateralized on or around the Effective Date through the issuance of a corresponding series of first mortgage bonds of the Utility;

●	The Corporation will pay in full all of its Allowed pre-petition funded debt obligations;

●	The Corporation and the Utility will repay all borrowings under the DIP Facilities and pay all other allowed administrative expense claims;

●
Holders of Allowed Priority Tax Claims will receive, at the option of the Debtors or the Reorganized Debtors, (i) Cash in an amount equal to such Allowed Priority Tax Claims on the Effective Date or as soon as reasonably practicable thereafter, or (ii) Cash in equal, semi-annual installments over a period not exceeding five years from and after the Petition Date;

●
Holders of Allowed Other Secured Claims will, at the option of the Debtors or the Reorganized Debtors, (i) retain their Other Secured Claims and the Collateral securing such Claims; (ii) receive Cash in an amount equal to such Allowed Secured Claims; or (iii) receive treatment of such Allowed Other Secured Claims in any other manner that is necessary to satisfy the requirements of section 1124 of the Bankruptcy Code;

●
Holders of Allowed Priority Non-Tax Claims will, at the option of the Debtors or the Reorganized Debtors, receive (i) Cash in an amount equal to such Allowed Priority Non-Tax Claims, or (ii) such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code;

●	The Corporation and the Utility will pay in full all Allowed pre-petition general unsecured claims; and

●
The Corporation and the Utility will pay all Allowed Subordinated Debt Claims in full and provide to each holder of an Allowed HoldCo Rescission or Damage Claim a number of shares of New HoldCo Common Stock based on a formula as specified in the Plan that varies depending on when the claimant purchased the affected shares of common stock.

In addition, the Plan also provides for the following in connection with or following the implementation of the Plan:

●
Holders of claims related to the 2016 Ghost Ship fire will be entitled to pursue their claims against the Reorganized Debtors, with any recovery being limited to amounts available under the Corporation’s and the Utility’s insurance policies for the 2016 year;

●
Holders of certain claims may be able to pursue their claims against the Reorganized Debtors, such as administrative expense claims that have not been satisfied or come due by the Effective Date, claims arising from wildfires occurring after the Petition Date that have not been satisfied by the Effective Date (including the Kincade Fire), and claims relating to certain FERC refund proceedings, workers’ compensation benefits and certain environmental claims;

●	The Corporation or the Utility, as applicable, will assume all of their respective power purchase agreements and community choice aggregation servicing agreements; and

●	The Corporation or the Utility, as applicable, will assume all of their respective pension obligations, other employee obligations, and collective bargaining agreements with labor.

Channeling Injunction
The Confirmation Order contains the Channeling Injunction that is also in the Plan that provides, among other things, that the sole source of recovery for holders of Subrogation Wildfire Claims will be from the Subrogation Wildfire Trust and the sole source of recovery for holders of Fire Victim Claims will be from the Fire Victim Trust. The holders of such Claims will have no recourse to or Claims whatsoever against the Debtors or the Reorganized Debtors or their assets and properties.

Settlements
●	The Confirmation Order approves the terms of the Public Entities Plan Support Agreements, which provide for satisfaction of the Public Entities Wildfire Claims as described above.

●
The Confirmation Order approves the settlement agreement among the Debtors, the CPUC’s Safety Enforcement Division, the Coalition of California Utility Employees and the CPUC’s Office of the Safety Advocates, as approved by the CPUC’s final decision issued on May 7, 2020 (the “Wildfire OII Settlement”), which Wildfire OII Settlement fully resolves the Order Instituting Investigation into the 2017 Northern California Wildfires, which was later updated to include the 2018 Camp fire (Investigation (I.) 19-06-015) and, among other things, imposes financial obligations of (i) $1.823 billion in disallowances for wildfire-related expenses and capital expenditures, (ii) $114 million in shareholder-funded system enhancement initiatives and corrective actions, and (iii) a $200 million fine payable to the California General Fund, which fine has been permanently suspended.

Plan Financing Transactions
As a condition to emergence and in order to effectuate the transactions contemplated by the Plan, the Corporation expects to raise an aggregate of $9.0 billion of gross proceeds in cash through one or more equity financing transactions, and the Corporation and the Utility expect to raise an aggregate of $16.675 billion of gross proceeds in cash through one or more debt financing transactions, including the entry into one or more credit facilities and/or term loans (collectively, the “Plan Financing Transactions”).

The Corporation and the Utility expect to enter into, or have entered into, the following financing transactions as part of the Plan Financing Transactions:

●
the Corporation expects to raise an aggregate of approximately $9.0 billion of gross proceeds in cash through the issuance of common stock and/or other equity and/or equity-linked securities pursuant to one or more offerings and/or private placements;

●
the Corporation issued $2.0 billion of senior secured notes and entered into a senior secured term loan credit agreement consisting of a $2.75 billion term loan facility on June 23, 2020, the net proceeds of which have been deposited in escrow pending the satisfaction of certain conditions, including consummation of the Plan; and

●
the Utility issued $8.925 billion of first mortgage bonds on June 19, 2020, the net proceeds of which have been deposited in escrow pending the satisfaction of certain conditions, including consummation of the Plan.

In addition to the foregoing, the Corporation and the Utility expect to enter into the following financing transactions as part of the Plan Financing Transactions:

●	the Corporation expects to enter into a revolving credit agreement consisting of a $500.0 million revolving credit facility (anticipated to be undrawn on the Effective Date);

●
the Utility expects to enter into a revolving credit agreement consisting of a $3.5 billion revolving credit facility (to the extent cash and cash equivalents as of the Effective Date are insufficient for the purpose of funding the uses contemplated by the Plan, the Corporation expects to draw on the revolving credit agreement; in addition, availability thereunder will be reduced by the amount of letters of credit that will be outstanding thereunder as of the Effective Date); and

●	the Utility expects to enter into a term loan credit agreement consisting of an up to $3.0 billion term loan credit facility.

Neither the Corporation nor the Utility can provide any assurance that the Plan Financing Transactions will be completed on the terms the Corporation or the Utility anticipate, or at all. The terms and conditions of certain of the Plan Financing Transactions described herein have not been finalized and are subject to change.

Treatment of Corporation’s Common Stock
As of June 22, 2020, the Corporation had 529,788,149 shares of common stock of the Corporation issued and outstanding. As described under Item 5.03 herein, the Corporation’s Amended and Restated Articles of Incorporation authorizes the issuance of up to 3,600,000,000 shares of common stock of the Corporation. Pursuant to the terms of the Plan, holders of the Corporation’s common stock immediately prior to the Effective Date will retain their interests, subject to dilution by the issuance of an indeterminate additional number of shares of Reorganized PG&E Corporation common stock to be issued or reserved for issuance sufficient to effect the transactions contemplated by, and pursuant to the terms of, the Plan.

Certain Information Regarding Assets and Liabilities of the Corporation
In the Corporation’s most recent monthly operating report filed with the Bankruptcy Court on May 29, 2020 and furnished as Exhibit 99.1 to the Debtors’ Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2020, the Corporation reported total assets of $86.676 billion and total liabilities of $80.794 billion as of April 30, 2020.

The Debtors caution investors and potential investors not to place undue reliance upon the information contained in the monthly operating reports, which were not prepared for the purpose of providing the basis for an investment decision relating to any securities of the Debtors. The Debtors prepared the monthly operating reports solely for purposes of complying with the monthly operating reporting requirements applicable in the Debtors’ Chapter 11 Cases. The financial information contained in the monthly operating reports is unaudited, limited in scope, and, as such, has not been subject to procedures that would typically be applied to financial statements in accordance with accounting principles generally accepted in the United States of America. The monthly operating reports should not be relied upon by any persons for information relating to current or future financial condition, events, or performance of the Corporation, the Utility or any of their subsidiaries, as the results of operations contained in the monthly operating reports are not necessarily indicative of results that may be expected from any other period or for the full year, and may not necessarily reflect the combined results of operations, financial position, and schedule of receipts and disbursements in the future. These unaudited financial statements were prepared using certain assumptions and estimates. These assumptions and estimates are subject to revision. Further, the amounts shown in this statement may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

Electronic Availability
The Plan, all documents included in the Plan Supplement, the Confirmation Order, and other documents filed on the docket of and information related to the Chapter 11 Cases are available electronically at https://restructuring.primeclerk.com/pge. This website address contains third-party content and is provided for convenience only. Third-party content is the responsibility of the third party, and the Corporation and the Utility disclaim liability for such content.

Item 3.03. Material Modification to the Rights of Security Holders.

The information set forth in Item 5.03 is incorporated into this Item 3.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors
In connection with the implementation of the Plan, as of the Effective Date, the following directors will cease to serve on the board of directors of each of the Debtors:  Richard R. Barrera, Nora Mead Brownell, Fred J. Fowler, Michael J. Leffell, Dominique Mielle, Meridee A. Moore, Eric D. Mullins, Kristine M. Schmidt and Alejandro D. Wolff. As previously disclosed in Item 5.02 of the Debtors’ Form 8-K filed on April 22, 2020, as of June 30, 2020, William D. Johnson will cease to serve on the board of directors of each of the Debtors.

In connection with the implementation of the Plan, as of the Effective Date, the board of directors of the Corporation (the “Corporation Board”) will consist of fourteen directors, assuming the Extension Request, defined and described below, is granted. In addition, as of the Effective Date, the board of directors of the Utility (the “Utility Board” and, together with the Corporation Board, the “Boards”) will consist of twelve directors. Each of the Boards will retain William L. Smith, Cheryl F. Campbell, and John M. Woolard. The Utility Board will also retain Andrew M. Vesey. In connection with the implementation of the Plan, the following new directors (the “new directors”) will be added to the Boards as of the Effective Date, except as indicated:

Rajat Bahri — Currently CFO of Wish, a mobile eCommerce platform (2016-present); previously CFO of Jasper Technologies (2013-2016), CFO of Trimble Navigation (2005-2013), and CFO of Kraft Canada (2001-2004). Beyond his financial expertise, Rajat Bahri brings experience in executive compensation, enterprise risk management, and corporate governance and the operation of audit committees.

Kerry W. Cooper — Most recently President and COO of Rothy’s (2017-2020); previously CEO of Choose Energy (2013-2016), COO and CMO of ModCloth (2010-2013), VP, Global eCommerce of Walmart (2010), and CMO and VP, Marketing and Strategy of Walmart (2008-2010). Kerry Cooper has extensive experience in the consumer space.

Jessica L. Denecour* — Most recently Senior VP and CIO of Varian Medical Systems; previously numerous roles at Agilent Technologies, including VP of Global IT Applications and Solution Services (2005), VP of Global Infrastructure and Operations Services (2000-2004), and Senior Director and CIO of Test and Measurement Group (1999-2000), and 16 years at Hewlett Packard. Jessica Denecour joins the Boards with experience in information technology and cybersecurity.

Mark E. Ferguson III — Currently Senior Advisor to private consultancies and the Institute for Defense Analysis and NATO Allied Command Transformation; previously 38-year career in the U.S. Navy, retiring in 2016 after having served as Commander of the U.S. Naval Forces in Europe and Africa and NATO Allied Joint Force Command (2014-2016) and Vice Chief of Naval Operations (2011-2014). Through Mark Ferguson’s leadership positions in the U.S. Navy, he brings the Boards experience in nuclear reactor operations, risk and change management, cyber preparedness, legislative initiatives, personnel operations, and the management of transportation and equipment assets.

Robert C. Flexon* — Most recently CEO of Dynegy (2011-2018); previously CFO of UGI (2001-2011). Robert Flexon’s expertise is in finance and accounting in the chemicals and oil and gas sectors. He brings experience in safety, workforce organization, and turnarounds having led both Dynegy’s 2011 bankruptcy and its culture transformation and M&A growth post-emergence.

William Craig Fugate — Currently Chief Emergency Management Officer of One Concern (2017-present); previously Administrator of the Federal Emergency Management Agency (FEMA) (2009-2017), and Director of the Florida Division of Emergency Management (2001-2009). William Craig Fugate joins the Boards with experience at the local, state, and federal levels in disaster preparedness and management. He has overseen preparation and response efforts for disasters such as wildfires and hurricanes, health crises, and national security threats.

*Jessica Denecour, Robert Flexon and Michael Niggli will be seated on the Corporation Board on the Effective Date, assuming the CPUC grants the Extension Request, but will not be seated on the Utility Board pending the Federal Energy Regulatory Commission’s consideration of the Waiver Application.

Arno L. Harris — Currently Managing Partner of AHC (2015-present); previously Executive Chair and CEO of Alta Motors (2017-2018), Founder, CEO and Board Chair of Recurrent Energy (2006-2015), CEO and General Manager of EI Solutions (2005-2006), and Founder and CEO of Prevalent Power, Inc. (2001-2004). Arno Harris has dedicated his career to solving climate change through the intersection of technology, business, and public policy. He has experience in the clean energy and electric mobility sectors with a focus on innovation, change, and advocacy.

Michael R. Niggli, Jr.* — Most recently 13 years at Sempra Energy, including President and COO of San Diego Gas & Electric (2010-2013), COO of San Diego Gas & Electric (2007-2010), COO of Southern California Gas (2006-2007), and President of Sempra Generation (2000-2006); previously Chairman, CEO and President of Sierra Pacific Resources/Nevada Power Company (1998-2000). Michael Niggli brings long-time leadership experience in regulated utilities. He has strong relationships across the industry with accomplishments in areas of reliability, customer satisfaction, supplier diversity, and climate-oriented management.

Dean L. Seavers — Most recently President and Executive Director of National Grid (2015-2020); previously Founder, CEO and Board Member of Red Hawk Fire & Security (2012-2018), President of Global Services of United Technologies Fire and Security (2010-2011), and President and CEO of GE Security (2007-2010). Following a long career in managing operations in commercial and residential security companies, Dean Seavers led National Grid’s business transformation, which included a focus on safety culture and performance. He is experienced in customer-centric initiatives and led the division of National Grid’s utilities into jurisdictions with jurisdictional presidents.

Oluwadara J. Treseder — Currently CMO of Carbon (2018-present); previously CMO of GE Business Innovations and GE Ventures (2017-2018), and Global Head of Demand Generation of Apple’s FileMaker Division (2015-2017). Oluwadara Treseder is experienced in leading marketing and communications in highly regulated industries and driving customer engagement to increase growth. She brings expertise and focus to digital transformations.

Benjamin F. Wilson — Currently Chairman of national law firm Beveridge & Diamond PC (2017-present), where he has spent his career since 1986. Through his work litigating and advising clients on environmental issues as well as his service as Monitor for the Duke Energy coal ash spill remediation project and as Deputy Monitor in the Volkswagen emissions proceedings, Benjamin Wilson brings experience in workplace safety, relevant environmental and wildlife protection legislation, and the need for communication, accountability, and transparency in dealing with customers and regulators.

Jessica Denecour, Robert Flexon, and Michael Niggli serve on the boards of directors of other entities that are utilities or that do business with the Utility.  In order to serve on the Utility Board, FERC must grant a waiver of section 305 of the Federal Power Act, which, among other things, prohibits persons from concurrently holding positions as director of two or more public utilities or from concurrently holding the positions of director of a public utility and a company supplying electrical equipment to such public utility, unless authorized by FERC.  These three individuals have filed with FERC a request for waivers to allow them to sit on the Utility Board (collectively, “Waiver Application”), as well as a motion for expedited consideration of the Waiver Application.  FERC is not expected to act on the Waiver Application prior to the Effective Date.  In addition, in Decision 20-05-053, the CPUC required, as a condition of its approval of the Plan, that each of the Boards consist of the same members (except for the Utility’s Chief Executive Officer).  On June 19, 2020, the Utility submitted a request to the CPUC’s Executive Director for an extension of time to comply with this requirement (the “Extension Request”).  If the Extension Request is granted, Jessica Denecour, Robert Flexon, and Michael Niggli will be seated on the Corporation Board but not the Utility Board pending FERC’s disposition of the Waiver Application.  If the Extension Request is not granted, Jessica Denecour, Robert Flexon, and Michael Niggli will not be seated on either Board pending further action by the CPUC and FERC.

The committee assignments for the new directors have not yet been determined.

Upon appointment to the Boards, each of the new directors will be eligible for compensation in accordance with the Corporation’s and the Utility’s standard compensation policies and practices for non-employee directors of the Boards, as most recently described in the Corporation and the Utility’s joint Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2019, and as may be amended to reflect, among other things, establishment of a classified board of directors. Such policies and practices are subject to change from time to time.

There are no arrangements or understandings between any of the listed directors and any other persons pursuant to which such director was selected as a director and there are no transactions in which any of the listed directors has an interest in which requires disclosure under Item 404(a) of Regulation S-K.

Each of the new directors has executed a consent to be named in the Debtors’ registration statement as a person about to become a director in accordance with Rule 438 promulgated under the Securities Act of 1933, as amended. Such consents are filed as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7, 99.8, 99.9, 99.10 and 99.11 to this Current Report on Form 8-K and are incorporated by reference into and as exhibits to the Corporation’s and the Utility’s Registration Statement on Form S-3 (File No.s 333-236629 and 333-236629-01).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with and as authorized by the Confirmation Order, on June 22, 2020, the Debtors each filed Amended and Restated Articles of Incorporation (the “Amended Articles”) with the Secretary of State of California (the “Secretary of State”) and adopted Amended and Restated Bylaws (the “Amended Bylaws”) substantially in the form filed with the Bankruptcy Court on June 8, 2020 in the Fifth Supplement to the Plan Supplement to the Plan [Docket No. 7841]. Pursuant to section 1400 of the California Corporations Code, as a result of the approval of the Amended Articles and Amended Bylaws by the Confirmation Order, the authority to file the Amended Articles and adopt the Amended Bylaws and to effect the amendments thereunder, and all actions taken pursuant thereto, are authorized and taken with like effect as if authorized and taken by unanimous action of the board of directors and the shareholders of each of the Debtors.

Amended Articles of the Corporation

The Amended Articles of the Corporation amend and restate the articles of incorporation of the Corporation in their entirety. The amendments effected by the Amended Articles of the Corporation include:

●	increasing the authorized number of shares of common stock to 3,600,000,000 and the authorized number of shares of preferred stock to 400,000,000;

●	increasing the size of the Corporation Board to consist of nine to fifteen directors until December 31, 2020 and twelve to fifteen directors thereafter;

●	prohibiting the issuance of any non-voting equity securities to the extent prohibited by section 1123(a)(6) of the Bankruptcy Code; and

●	establishing the Ownership Restrictions, as defined and described below.

The Amended Articles of the Corporation impose certain restrictions on the transferability and ownership of the Corporation’s capital stock and other interests designated as “stock” of the Corporation by the Corporation Board as disclosed in an SEC filing by the Corporation (such stock and other interest, the “Equity Securities,” and such restrictions on transferability and ownership, the “Ownership Restrictions”) in order to reduce the possibility of an equity ownership shift that could result in limitations on the Corporation’s ability to utilize net operating loss carryforwards and other tax attributes from prior taxable years for federal income tax purposes. Any acquisition of the Corporation’s capital stock that results in a shareholder being in violation of these restrictions may not be valid. The Amended Articles allow the Ownership Restrictions to be waived by the Corporation Board on a case by case basis.

Subject to certain exceptions, the Ownership Restrictions restrict (i) any person or entity (including certain groups of persons) from directly or indirectly acquiring or accumulating 4.75% or more of the Corporation’s outstanding Equity Securities and (ii) the ability of any person or entity (including certain groups of persons) already owning, directly or indirectly, 4.75% or more of the Corporation’s Equity Securities from increasing their proportionate interest in the Corporation’s Equity Securities. Any transferee receiving Equity Securities that would result in a violation of the Ownership Restrictions will not be recognized as a shareholder of the Corporation or entitled to any rights of shareholders, including, without limitation, the right to vote and to receive dividends or distributions, whether liquidating or otherwise, in each case, with respect to the Equity Securities causing the violation.

The Ownership Restrictions will remain in effect until the earliest of (i) the repeal, amendment or modification of section 382 (and any comparable successor provision) of the Internal Revenue Code, in such a way as to render the restrictions imposed by section 382 of the Internal Revenue Code no longer applicable to the Corporation, (ii) the beginning of a taxable year in which the Corporation Board determines that no tax benefits attributable to net operating losses or other tax attributes are available, (iii) the date selected by the Corporation Board if it determines that the limitation amount imposed by section 382 of the Internal Revenue Code as of such date in the event of an “ownership change” of the Corporation (as defined in section 382 of the Internal Revenue Code and Treasury Regulation sections 1.1502-91 et seq.) would not be materially less than the net operating loss carryforwards or “net unrealized built-in loss” (within the meaning of section 382 of the Internal Revenue Code and Treasury Regulation sections 1.1502-91 et seq.) of the Corporation and (iv) the date selected by the Corporation Board if it determines that it is in the best interests of its shareholders for the Ownership Restrictions to be removed or released.

The foregoing description of the amendments effected by the Amended Articles of the Corporation does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Articles of Incorporation of the Corporation, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Amended Articles of the Utility

The Amended Articles of the Utility amend and restate the articles of incorporation of the Utility in their entirety. The amendments effected by the Amended Articles of the Utility include:

●	prohibiting the issuance of any non-voting equity securities to the extent prohibited by section 1123(a)(6) of the Bankruptcy Code; and

●
establishing ownership and transfer restrictions with respect to equity securities of the Utility that are substantially similar in all respects to the Ownership Restrictions described above (except that such restrictions pertain to the securities of the Utility).

The foregoing description of the amendments effected by the Amended Articles of the Utility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Articles of Incorporation of the Utility, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Amended Bylaws of the Corporation

The Amended Bylaws of the Corporation amend and restate the bylaws of the Corporation in their entirety. The amendments effected by the Amended Bylaws of the Corporation include:

●
designating that the first annual meeting of shareholders following the Effective Date will be held at a date and time designated by the Corporation Board, which date must fall within fifteen months of the Effective Date;

●	amending certain procedural requirements for requesting a record date in connection with requesting to call a special meeting of shareholders;

●	establishing a classified Corporation Board as follows:

o	one class is to serve an initial term expiring in 2021, with a subsequent term expiring in 2023, after which the term for each director in this class will revert to one-year terms; and

o
a second class to serve an initial term expiring in 2022, with a subsequent term expiring in 2024, after which there will no longer be a classified Corporation Board and all directors will serve one-year terms; and

●
designating that there will be an executive-level Chief Risk Officer and executive-level Chief Safety Officer of the Corporation, who will each be required to provide certain risk and safety reports to the CPUC periodically; and

●
providing expanded authority to the Safety and Nuclear Oversight Committee (the “SNO Committee”) of the Corporation, including the authority to approve of executive officers (including the Chief Risk Officer and Chief Safety Officer) prior to the appointment of such officers by the full Corporation Board.

The foregoing description of the amendments effected by the Amended Bylaws of the Corporation does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Bylaws of the Corporation, which are attached hereto as Exhibit 3.3 and are incorporated herein by reference.

Amended Bylaws of the Utility

The Amended Bylaws of the Utility amend and restate the bylaws of the Utility in their entirety. The amendments effected by the Amended Bylaws of the Utility include:

●
designating that the first annual meeting of shareholders following the Effective Date will be held at a date and time designated by the Utility Board, which date must fall within fifteen months of the Effective Date;

●	amending certain procedural requirements for requesting a record date in connection with requesting to call a special meeting of shareholders;

●	increasing the size of the Utility Board to consist of nine to sixteen directors until December 31, 2020 and twelve to sixteen directors thereafter;

●	establishing of a classified Utility Board as follows:

o	one class is to serve an initial term expiring in 2021, with a subsequent term expiring in 2023, after which the term for each director in this class will revert to one-year terms; and

o
a second class to serve an initial term expiring in 2022, with a subsequent term expiring in 2024, after which there will no longer be a classified Utility Board and all directors will serve one-year terms;

●
designating that there will be an executive-level Chief Risk Officer and executive-level Chief Safety Officer of the Utility, who will be required to provide certain risk and safety reports to the CPUC periodically; and

●
providing expanded authority to the SNO Committee of the Utility, including the authority to approve of executive officers (including the Chief Risk Officer and Chief Safety Officer) prior to the appointment of such officers by the full Utility Board.

The foregoing description of the amendments effected by the Amended Bylaws of the Utility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Bylaws of Pacific Gas and Electric Company, which are attached hereto as Exhibit 3.4 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
Exhibit 2.1	Confirmation Order, dated June 20, 2020
Exhibit 3.1	Amended and Restated Articles of Incorporation of PG&E Corporation
Exhibit 3.2	Amended and Restated Articles of Incorporation of Pacific Gas and Electric Company
Exhibit 3.3	Amended and Restated Bylaws of PG&E Corporation
Exhibit 3.4	Amended and Restated Bylaws of Pacific Gas and Electric Company
Exhibit 99.1	Consent of Arno L. Harris
Exhibit 99.2	Consent of Benjamin F. Wilson
Exhibit 99.3	Consent of Dean L. Seavers
Exhibit 99.4	Consent of Jessica L. Denecour
Exhibit 99.5	Consent of Kerry W. Cooper
Exhibit 99.6	Consent of Mark E. Ferguson III
Exhibit 99.7	Consent of Michael R. Niggli, Jr.
Exhibit 99.8	Consent of Oluwadara J. Treseder
Exhibit 99.9	Consent of Rajat Bahri
Exhibit 99.10	Consent of Robert C. Flexon
Exhibit 99.11	Consent of William Craig Fugate
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of the Corporation and the Utility, including but not limited to the Plan, the Plan Funding Transactions, the timing of the Effective Date and certain governance changes. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in the Corporation’s and the Utility’s annual report on Form 10-K for the year ended December 31, 2019, as updated by their joint quarterly report on Form 10-Q for the quarter ended March 31, 2020, and their subsequent reports filed with the SEC. Additional factors include, but are not limited to, those associated with the Chapter 11 cases of the Corporation and the Utility that commenced on January 29, 2019. The Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: June 23, 2020	By:	/s/ Jason P. Wells
		Name:	Jason P. Wells
		Title:	Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Dated: June 23, 2020	By:	/s/ Janet C. Loduca
		Name:	Janet C. Loduca
		Title:	Senior Vice President and General Counsel